Exhibit 10.12

SECOND AMENDMENT AND WAIVER

This SECOND AMENDMENT TO SECURED REVOLVING LINE OF CREDIT PROMISSORY NOTE AND WAIVER (collectively, this “Amendment”) is entered into as of March 30, 2021 (the “Effective Date”), between ARCA Recycling, Inc., a California corporation (“Borrower”), and ISAAC CAPITAL GROUP, LLC, a Delaware limited liability company (“Lender”).

RECITALS

A. Whereas, Lender and Borrower are parties to a Secured Revolving Line of Credit Promissory Note dated August 28, 2019 (as amended on August 25, 2020) in the original aggregate principal amount of $2,500,000 (the “Note”) (any capitalized terms not specifically defined herein will have the meaning ascribed to them in the Note); and

B. Whereas, the Note matured on December 31, 2020 and was not repaid in full (the “Event of Default”) and Borrower and Lender desire to waive the Event of Default and further extend the Maturity Date of the Note.

Now, therefore, in consideration of the parties’ mutual promises in this Amendment, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.Acknowledgment of Outstanding Amount.  As of the Effective Date, the outstanding principal amount under the Note is $1,000,000.

2.Extension of Maturity Date.  In accordance with the terms of the Note, the Lender hereby extends the Maturity Date from December 31, 2020 to August 18, 2021.

3.Waiver. The Lender hereby irrevocably waives the Event of Default and all rights and remedies under the Note and Security Agreement arising as a result of the occurrence and continuance of the Events of Default, including, but not limited to default interest.

4.Ratification. The Note shall, together with this Amendment and any related documents, instruments, and agreements shall hereafter refer to the Note, as amended hereby.

5.Other Provisions. The provisions of the Note that are not expressly amended in this Amendment shall remain unchanged and in full force and effect.  In the event of any conflict between the terms and provisions of this Amendment and the Note, the provisions of this Amendment shall control.

6.Signatures. This Amendment may be signed in counterparts. A facsimile or other electronic transmission of a signature page will be considered an original signature page. At the request of a party, the other party will confirm a fax-transmitted or electronically transmitted signature page by delivering an original signature page to the requesting party.

(Remainder of this page intentionally left blank; signatures begin on the next page.)

Exhibit 10.12

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.

Borrower:

ARCA RECYCLING, INC.

By:  _______/s/ Virland A. Johnson______

Name: Virland A. Johnson

Title:  Chief Financial Officer

Lender:

ISAAC CAPITAL GROUP, LLC

By:  ______/s/ Jon Isaac_________________

Name: Jon Isaac

Title:  President and Chief Executive Officer